UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2019

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Release by Dr. Tasker

As previously disclosed, on June 3, 2019, Sybil Tasker, M.D., MPH, notified Altimmune, Inc. (the “Company”) of her resignation as Chief Medical Officer of the Company, effective as of June 30, 2019. In connection with Dr. Tasker’s resignation, the Company entered into a Release of Claims Agreement with Dr. Tasker, effective June 17, 2019 (the “General Release”), that provides, in exchange for a release of claims in favor of the Company and its affiliates, a nonqualified equity grant to purchase up to 20,000 shares of Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Option Grant”). One hundred percent of the Option Grant will vest in six equal monthly installments, with the first vesting date on July 31, 2019, provided that Dr. Tasker has not incurred an Early Employment Termination (as defined in the Consulting Agreement, as defined below) prior to the vesting date.

The foregoing description of the terms of the General Release does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Consulting Agreement with Dr. Tasker

In connection with her resignation as the Company’s Chief Medical Officer, the Company entered into a Transition Services Agreement with Dr. Tasker, effective June 17, 2019 (the “Consulting Agreement”), pursuant to which Dr. Tasker has agreed to provide advisory consulting services to the Company through December 31, 2019 on an as needed basis in areas of her expertise. In respect of her services, Dr. Tasker will receive a consulting fee of $300 per hour and is expected to provide 50 hours of service each month. Pursuant to the Consulting Agreement, Dr. Tasker has agreed to be bound by a perpetual nondisclosure and non-use covenant and an assignment of inventions covenant.

The foregoing description of the terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	ALTIMMUNE, INC.

	By:	/s/ William M. Brown
William M. Brown
Chief Financial Officer